UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of

the Securities Exchange Act of 1934

MINING GLOBAL, INC.

(Exact name of registrant as specified in its charter)

NEVADA	74-3249571
(State of Incorporation)	(I.R.S. Employer Identification No.)

500 Australian Avenue, West Palm Beach, Florida	33401
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	OTC Markets Group

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.   ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

Common Shares

Item 1.	Description of Registrant's Securities to be Registered.

The shares of common stock, $0.001 par value per share (the “Common Stock”), of Mining Global, Inc., a Nevada corporation (the “Company”) were previously registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on January 14, 2009 (SEC File No. 333-155992, as Yaterra Ventures Corp.). In connection with listing of the Company’s Common Stock, which is currently quoted on the OTC Markets electronic quotation system under the symbol “MNGG,” the Company filed a Form 15 for termination of Registration under Section 12g-4(a)(1) (SEC File No. 000-53556) on April 30, 2014. The Company shares of the Common Stock are hereby being registered pursuant to Section 12(b) of the Exchange Act.

The Company hereby incorporates by reference the description of its Common Stock to be registered hereunder contained under the heading “Description of Securities to be Registeres” in the Registrant’s Registration Statement on Form S-1 (File No. 333-155992), as originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on January 14, 2009, as subsequently amended (the “Registration Statement”). Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on OTC Markets Group and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: September 18, 2023	SPORTSQUEST, INC.

	By:	/s/ Zoran Cvetojevic
	Name:	Zoran Cvetojevic
	Title:	Chairman

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